Exhibit 5.1
December 18, 2014

First Business Financial Services, Inc.
401 Charmany Drive
Madison, Wisconsin 53719

Re:	Registration Statement on Form S-3 of First Business Financial Services, Inc.
Ladies and Gentlemen:
I am the Senior Vice President, Corporate Secretary and General Counsel of First Business Financial Services, Inc., a Wisconsin corporation (the “Company”). This opinion is being rendered in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration and proposed issuance and sale from time to time pursuant to Rule 415 under the Act of $75.0 million aggregate principal amount of: (a) shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”); (b) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”); (c) the Company’s unsecured debt securities, whether senior or subordinated (the “Debt Securities”); (d) depositary shares representing Preferred Stock (the “Depositary Shares”); (e) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Warrants”); (f) subscription rights for the purchase of Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Rights”); and (g) units comprised of two or more of the Registered Securities (as defined below) in any combination (the “Units,” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares and the Rights, the “Registered Securities”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
I have made such legal and factual investigations as I deemed necessary for purposes of this opinion. I have examined originals or copies, certified or otherwise identified to my satisfaction, of: (a) the Registration Statement, including the exhibits thereto; (b) the Company’s Amended and Restated Articles of Incorporation, as currently in effect; (c) the Company’s Amended and Restated By-laws, as currently in effect; (d) the resolutions of the Board of Directors of the Company dated December 5, 2014; and (e) such statutes as were considered appropriate for purposes of the opinions hereafter expressed. In my investigation, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the proper execution of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such copies. As to matters of fact, I have relied upon representations of certain other officers of the Company. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action,

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corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof on such parties.
Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, assumptions and limitations set forth herein, it is my opinion that:
(1)    When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Common Stock, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (d) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

(2)    When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any series of Debt Securities, (b) such Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the applicable prospectus supplement, the applicable indenture and such corporate action, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) the Debt Securities have been authenticated by the trustee, then, upon the happening of such events, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
(3)    When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of articles of amendment regarding the designation and authorization of a series of preferred stock relating thereto with the Secretary of State of the State of Wisconsin, (b) such articles of amendment to the amended and restated articles of incorporation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Wisconsin, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (d) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (e) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

(4)    When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a warrant agreement (including a form of certificate evidencing the Warrants) (a “Warrant Agreement”), (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities

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are obtained, and (c) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5)    When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a unit agreement relating to Units (including a form of certificate evidencing the Units) (a “Unit Agreement”), (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (c) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
(6)    When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of any Rights, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) a subscription agent agreement for the Rights has been duly authorized, executed and delivered by the Company and the rights agent and (d) the instruments representing such Rights have been duly authenticated by the rights agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of such resolutions and the subscription agent agreement and as contemplated by the Registration Statement and applicable prospectus supplement, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(7)    When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a depositary agreement relating to Depositary Shares (a “Depositary Agreement”), (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreements, (d) the Preferred Stock represented by the Depositary Shares has been duly delivered to the applicable depositaries and when the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock in accordance with the applicable Deposit Agreements and issued and sold as contemplated by the Registration Statement and applicable prospectus supplement, the depositary receipts evidencing the Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
My opinions set forth above are subject to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the

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discretion of the court before which a proceeding is brought. I express no opinion as to waivers of broadly or vaguely stated rights.
I express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Wisconsin. I express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority or any jurisdiction.
I express no opinion with respect to any specific legal issues other than those explicitly addressed herein. I assume no obligation to advise you of any change in the foregoing subsequent to the date of this opinion (even though the change may affect any legal conclusion stated in this opinion letter).
I hereby consent to the reference to my name in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Barbara Conley

Senior Vice President, Corporate Secretary and General Counsel